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                                                                    EXHIBIT 23.2

Levy, Cohen & Gold, LLP
310 Northern Boulevard
Great Neck, New York 11021-4806

                                                               November 12, 1997

To the Board of Directors
Mortgage Plus Equity and Loan Corporation
Syosset, New York

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          Levy, Cohen & Gold, LLP

Great Neck, New York
November 12, 1997